Exhibit 10.2

TWENTY SECOND AMENDMENT TO NON-RECOURSE RECEIVABLES PURCHASE AGREEMENT

This Twenty Second Amendment to Non-Recourse Receivables Purchase Agreement (this “Amendment”) is entered into as of                           , 2010, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Buyer”) and ASPEN TECHNOLOGY, INC., a Delaware corporation with offices at 200 Wheeler Road, Burlington, Massachusetts 01803 (“Seller”).

1.                                       DESCRIPTION OF EXISTING AGREEMENT. Reference is made to a certain Non-Recourse Receivables Purchase Agreement by and between Buyer and Seller dated as of December 31, 2003, as amended by a certain First Amendment to Non-Recourse Receivables Purchase Agreement dated June 30, 3004, as further amended by a certain Second Amendment to Non-Recourse Receivables Purchase Agreement dated September 30, 2004, as further amended by a certain Third Amendment to Non-Recourse Receivables Purchase Agreement dated December 31, 2004, as further amended by a certain Fourth Amendment to Non-Recourse Receivables Purchase Agreement dated March 8, 2005, as further amended by a certain Fifth Amendment to Non-Recourse Receivables Purchase Agreement dated March 31, 2005, as further amended by a certain Sixth Amendment to Non-Recourse Receivables Purchase Agreement dated December 29, 2005, as further amended by a certain Seventh Amendment to Non-Recourse Receivables Purchase Agreement dated as of July 17, 2006, as further amended by a certain Eighth Amendment to Non-Recourse Receivables Purchase Agreement dated as of September 15, 2006, as further amended by a certain Ninth Amendment to Non-Recourse Receivables Purchase Agreement dated as of January 12, 2007, as further amended by a certain Tenth Amendment to Non-Recourse Receivables Purchase Agreement dated as of April 13, 2007, as further amended by a certain Eleventh Amendment to Non-Recourse Receivables Purchase Agreement dated as of June 28, 2007, as further amended by a certain Twelfth Amendment to Non-Recourse Receivables Purchase Agreement dated as of October 16, 2007, as further amended by a certain Thirteenth Amendment to Non-Recourse Receivables Purchase Agreement dated as of December 12, 2007, as further amended by a certain Fourteenth Amendment to Non-Recourse Receivables Purchase Agreement dated as of December 28, 2007, as further amended by a certain Fifteenth Amendment to Non-Recourse Receivables Purchase Agreement dated as of January 24, 2008, as further amended by a certain Sixteenth Amendment to Non-Recourse Receivables Purchase Agreement dated as of May 15, 2008, as further amended by a certain Seventeenth Amendment to Non-Recourse Receivables Purchase Agreement dated as of November 14, 2008, as further amended by a certain Eighteenth Amendment to Non-Recourse Receivables Purchase Agreement dated as of January 15, 2009, as further amended by a certain Nineteenth Amendment to Non-Recourse Receivables Purchase Agreement dated as of May 15, 2009, as further amended by a certain Twentieth Amendment to Non-Recourse Receivables Purchase Agreement dated as of November 3, 2009, and as further amended by a certain Twenty First Amendment to Non-Recourse Receivables Purchase Agreement dated as of June 7, 2010 (as further amended from time to time, the “Purchase Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Purchase Agreement.

2.                                       DESCRIPTION OF CHANGE IN TERMS.

Modification to Purchase Agreement.

A.                                   The Purchase Agreement shall be amended by deleting Section 2.1 thereof and inserting in lieu thereof the following Section 2.1:

“2.1                           Sale and Purchase.  Subject to the terms and conditions of this Agreement, with respect to each Purchase, effective on each applicable Purchase Date, Seller agrees to sell to Buyer and Buyer agrees to buy from Seller all right, title, and interest (but none of the obligations with respect to) of the Seller to the payment of all sums owing or to be owing from the Account Debtors under each Purchased Receivable to the extent of the Purchased Receivable Amount for such Purchased Receivable.

Each purchase and sale hereunder shall be in the sole discretion of Buyer and Seller.  In any event, Buyer will not (i) purchase any Receivables in excess of an aggregate outstanding amount exceeding Fifty Million Dollars ($50,000,000.00), or (ii) purchase any Receivables under this Agreement after February 13, 2011.  The purchase of each Purchased Receivable may be evidenced by an assignment or bill of sale in a form acceptable to Buyer.”

3.                                       FEES.  Seller shall reimburse Buyer for all legal fees and expenses incurred in connection with this Amendment.

4.                                       CONSISTENT CHANGES.  The Purchase Agreement is hereby amended wherever necessary to reflect the changes described above.

5.                                       RATIFICATION OF DOCUMENTS.  Seller hereby ratifies, confirms, and reaffirms all terms and conditions of the Purchase Agreement.

6.                                       CONTINUING VALIDITY.  Seller understands and agrees that in modifying the Purchase Agreement, Buyer is relying upon Seller’s representations, warranties, and agreements, as set forth in the Purchase Agreement.  Except as expressly modified pursuant to this Amendment, the terms of the Purchase Agreement remain unchanged and in full force and effect.  Buyer’s agreement to modifications to the Purchase Agreement pursuant to this Amendment in no way shall obligate Buyer to make any future modifications to the Purchase Agreement.

7.                                       NO DEFENSES OF SELLER.  Seller hereby acknowledges and agrees that Seller has no offsets, defenses, claims, or counterclaims against Buyer with respect to the Purchase Agreement or otherwise, and that if Seller now has, or ever did have, any offsets, defenses, claims, or counterclaims against Buyer, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Seller hereby RELEASES Buyer from any liability thereunder.

8.                                       COUNTERSIGNATURE.  This Amendment shall become effective only when it shall have been executed by Seller and Buyer.

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This Amendment is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

SELLER:	BUYER:

ASPEN TECHNOLOGY, INC.	SILICON VALLEY BANK

By:	By:

Name:	Name:

Title:	Title:

By:

Name:

Title: